EXHIBIT 99.1

Voyager Reports Fourth Quarter and Full Year 2025 Financial and Operating Results

- Transformative year for tau in AD: VY1706 clinical entry and VY7523 clinical data anticipated H2 2026 -

- Validating brain-targeted capsids in humans: expect two I.V.-delivered neuro gene therapies to enter clinic H2 2026 -

- Advancing Voyager NeuroShuttle™: murine study using anti-amyloid antibody supports sustained brain exposure profile -

- Ended 2025 with cash position of $202 million, expected to maintain runway into 2028 -

LEXINGTON, Mass., March 9, 2026 -- Voyager Therapeutics, Inc. (Nasdaq: VYGR), a biotechnology company dedicated to leveraging genetics to treat neurological diseases, today reported fourth quarter and full year 2025 financial and operating results.

“Building on our pipeline progress in 2025, Voyager expects 2026 to be a pivotal year defined by three pillars of value creation: data on tau-targeting assets for Alzheimer’s disease, clinical entry for our novel I.V.-delivered neuro gene therapies, and advancement of our nonviral delivery platform, Voyager NeuroShuttle,” said Alfred W. Sandrock, Jr., M.D., Ph.D., Chief Executive Officer of Voyager. “With a strong cash position that is expected to provide runway into 2028, I believe Voyager is poised to execute across multiple clinical programs, further validate our platforms, and build a foundation for long-term shareholder value.”

Fourth Quarter 2025 and Recent Highlights

●	Pipeline updates:
o	VY1706 (tau-silencing gene therapy): Voyager expects completion of a good laboratory practice (GLP) toxicology study in Q1 2026, investigational new drug (IND) application submission in Q2 2026, and first-in-human dosing in H2 2026. Following a pre-IND communication with U.S. Food and Drug Administration (FDA) in Q1 2025, Voyager completed a Type C communication with FDA in Q1 2026 and believes there to be a path to IND.
o	VY7523 (anti-tau antibody): Multiple ascending dose (MAD) clinical trial in Alzheimer’s disease (AD) completed enrollment in Q4 2025. Tau positron emission tomography (PET) imaging data are expected in H2 2026.
o	Neurocrine partnership update: Neurocrine has stated that, pending successful FDA IND clearance, it intends to initiate a clinical trial with NBIB-‘223 for Friedreich’s ataxia in H2 2026. Neurocrine has stated that it continues to progress the other four gene therapy programs partnered with Voyager, including the glucosylceramidase beta 1 (GBA1) program. In Q4 2025, Neurocrine initiated a preclinical toxicology study with the fourth development candidate in a gene therapy program partnered with Voyager, triggering a $3 million milestone payment to Voyager.

o	Novartis partnership update: Partnered programs with Novartis for Huntington’s disease, spinal muscular atrophy (SMA), and another undisclosed target continue to advance.

●	Early research and platform updates:
o	Voyager NeuroShuttle platform: In a proof-of-concept study using anti-amyloid antibodies, the ALPL-NeuroShuttle showed similar target engagement to a transferrin receptor shuttle after a single IV dose, but with sustained brain exposure. Voyager plans to provide data on NHP translatability, safety, and programs during 2026.
o	Early research: Voyager paused development of its apolipoprotein E (APOE) gene therapy program to prioritize more advanced programs. The decision is unrelated to data from the program, which have demonstrated dose dependent APOE4 protein reduction and APOE2 protein expression in murine studies while maintaining total APOE at physiological levels.

Anticipated 2026 Milestones

●	Potentially informative data read-outs expected for tau-targeting agents from third parties
●	H2: VY1706 expected to achieve first-in-human dosing in AD
●	H2: Tau PET imaging data expected in MAD clinical trial of VY7523 in AD
●	H2: Neurocrine intends to initiate a clinical trial with NBIB-‘223 for FA, pending successful FDA IND clearance

Financial Results

●	Collaboration Revenues: Collaboration revenue was $15.3 million for the three months ended December 31, 2025, compared to $6.3 million for the same period in 2024, and $40.4 million for the year ended December 31, 2025, compared to $80.0 million for the same period in 2024. The increase for the three months ended December 31, 2025, was primarily due to increased revenue recognized under our Neurocrine Agreement. The decrease for the year ended December 31, 2025, was primarily due to higher collaboration revenue recognized in 2024 in connection with our Neurocrine and Novartis collaboration agreements.
●	R&D Expenses: Research and development expenses were $36.0 million for the three months ended December 31, 2025, compared to $35.6 million for the same period in 2024, and $134.7 million for the year ended December 31, 2025, compared to $127.4 million for the same period in 2024. The relatively consistent spend for the three months and year ended December 31, 2025, compared to the respective prior year periods reflects the Company’s portfolio rationalization.
●	G&A Expenses: General and administrative expenses were $9.3 million for the three months ended December 31, 2025, compared to $9.0 million for the same period in 2024, and $37.5 million for the year ended December 31, 2025, compared to $35.9 million for the same period in 2024. The relatively consistent spend for the three months and year ended December 31, 2025, compared to the respective prior year periods reflects the Company’s continued disciplined expense management.
●	Net Loss: Net loss was $27.4 million for the three months ended December 31, 2025, compared to net loss of $34.5 million for the same period in 2024, and net loss was $119.7 million for the year ended December 31, 2025, compared to $65.0 million for the same period in 2024. The changes for the three months and year ended December 31, 2025, were primarily driven by changes in collaboration revenue discussed above.
●	Cash Position: Cash, cash equivalents and marketable securities as of December 31, 2025, were $201.7 million.

Financial Guidance

Voyager is committed to maintaining a strong balance sheet that supports the advancement and growth of its platforms and pipeline. Based on Voyager’s current operating plans, the company expects its cash, cash equivalents, and marketable securities, along with anticipated collaboration reimbursements and interest income, to be sufficient to meet Voyager’s planned operating expenses and capital expenditure requirements into 2028. The Company has the potential to earn additional non-dilutive capital that is not assumed in the cash runway guidance of up to $2.4 billion in development milestone payments.

About Voyager Therapeutics

Voyager Therapeutics, Inc. (Nasdaq: VYGR) is a biotechnology company dedicated to leveraging the power of human genetics to modify the course of – and ultimately cure – neurological diseases. Our pipeline includes programs for Alzheimer’s disease, Friedreich’s ataxia, Parkinson’s disease, amyotrophic lateral sclerosis (ALS), and multiple other diseases of the central nervous system. Many of our programs are derived from our TRACER™ AAV capsid discovery platform, which we have used to generate novel capsids and identify associated receptors to potentially enable high brain penetration with genetic medicines following intravenous dosing. Some of our programs are wholly owned, and some are advancing with partners including Alexion, AstraZeneca Rare Disease; Novartis Pharma AG; and Neurocrine Biosciences, Inc. For more information, visit http://www.voyagertherapeutics.com.

Voyager Therapeutics® is a registered trademark, and TRACER™ and Voyager NeuroShuttle™ are trademarks, of Voyager Therapeutics, Inc.

Forward-Looking Statements

This press release contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as “will,” “anticipated,” “expect,” “believe,” “potential,” “may,” “intend,” or “continue,” and other similar expressions are intended to identify forward-looking statements.

For example, all statements Voyager makes regarding Voyager’s ability to advance its clinical-stage anti-tau antibody program, including timing of expected clinical tau PET imaging data and other clinical data; the potential for third-party clinical data for tau targeting agents to inform Voyager’s clinical development plans; Voyager’s efforts to diversify its neurotherapeutics pipeline to include the development of the nonviral Voyager NeuroShuttle program; Voyager’s advancement of its AAV-based gene therapy programs for tau silencing, including expectations for and timing with regards to achievement of preclinical and clinical development milestones for its potential development candidate such as the IND and CTA filings, the initiation of clinical trials, clinical trial enrollment, including achievement of first-in-human dosing in AD, and the generation of clinical data; Voyager’s ability to advance gene therapy product candidates under the Novartis licenses and collaboration and the Neurocrine collaboration, including the anticipated submission of an IND and initiation of clinical trials by Neurocrine in the FA partnered program and advancing development of the other four gene therapy programs partnered with Voyager, including the GBA1 program; Voyager’s anticipated financial results, including the anticipated receipt by Voyager of revenues or reimbursement payments from collaboration partners; Voyager’s cash runway, anticipated cost savings, including as a result of the reductions in force completed in 2025 and 2026 and pipeline prioritization, our belief as to the key business drivers for our business and potential value creation opportunities; the mission and goals for our business; and the ability to generate sufficient cash resources to enable Voyager to continue its business and operations through multiple clinical inflection points, are forward looking.

All forward-looking statements are based on estimates and assumptions by Voyager’s management that, although Voyager believes such forward-looking statements to be reasonable, are inherently uncertain and subject to risks and uncertainties that may cause actual results to differ materially from those that Voyager expected. Such risks and uncertainties include, among others, the expectations and decisions of regulatory authorities; the timing, initiation, and conduct of Voyager’s preclinical and clinical studies, including potential delays in timing as a result of slower than expected site initiation, slower than expected enrollment, the need or decision to expand the trials or other changes, that may impact our ability to meet our expected timelines and may increase our costs; the availability of data from and outcomes of Voyager’s preclinical and clinical studies, including that success in earlier preclinical studies may not be repeated or observed in ongoing or future studies, ongoing and future clinical trials may not meet their primary or key secondary endpoints, which may substantially impair development, and we may encounter adverse events that negatively impact further development; the availability or commercial potential of product candidates under collaborations; the success of Voyager’s wholly owned and partnered product candidates; the willingness and ability of Voyager's collaboration partners to meet obligations under collaboration agreements with Voyager and their projections with respect to such programs; the need to align with our collaborators, which may hamper or delay our development efforts and timelines; the continued development of Voyager’s technology platforms, including Voyager’s TRACER platform and its nonviral discovery platform; Voyager’s scientific approach and program development progress and the restricted supply and increased costs of critical research components; the development by third parties of capsid identification platforms that may be competitive to Voyager’s TRACER capsid and nonviral discovery platform and programs; Voyager’s ability to create and protect intellectual property rights associated with the TRACER capsid and nonviral discovery platforms, the capsids and ligands identified by the platforms, and the development of clinical candidates and related data from Voyager’s pipeline programs; the possibility or the timing of Voyager’s receipt of program reimbursement, development or commercialization milestones, option exercise, and other payments under Voyager’s existing licensing or collaboration agreements; the adverse impact on our business if any of our key collaborators fails to perform its obligations or terminates our collaboration; the ability of Voyager to negotiate and complete licensing or collaboration agreements with other parties on terms acceptable to Voyager and the third parties; additional funding may not be available on acceptable terms when we need it, or at all, which could hamper our development efforts; the success of programs controlled by third-party collaboration partners in which Voyager retains a financial interest, including that the anticipated benefits of these ongoing collaborations, including the receipt of payments or the successful development or commercialization of products and generation of revenue, may never be achieved at the levels or timing we expect or at all; the ability to attract and retain talented directors, employees, and contractors and the resulting impact to our business and ability to meet our goals and timelines; the sufficiency of Voyager’s cash resources to fund its operations and pursue its corporate objectives; any of the foregoing events could impair the drivers and value creation opportunities for our business; and we may encounter technical and other unexpected hurdles in the development and manufacture of product candidates, which may delay our timing or change our plans, increase our costs, or otherwise negatively impact our business.

These statements are also subject to a number of material risks and uncertainties that are described in Voyager’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. All information in the press release is as of the date of this press release, and any forward-looking statement speaks only as of the date on which it was made. Voyager undertakes no obligation to publicly update or revise this information or any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Trista Morrison, NACD.DC, tmorrison@vygr.com

Investors: Sarah McCabe, smccabe@jpa.com

Media: Adam Silverstein, adam@scientpr.com

Selected Financial Information

($ amounts in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
Statement of Operations Items:	2025	2024	2025	2024
Collaboration revenue	$15,336	$6,278	$40,374	80,001
Operating expenses:
Research and development	35,952	35,583	134,674	127,368
General and administrative	9,316	8,994	37,544	35,920
Total operating expenses	45,268	44,577	172,218	163,288
Operating loss	(29,932)	(38,299)	(131,844)	(83,287)
Total other income	2,515	4,396	12,267	18,950
Loss before income taxes	(27,417)	(33,903)	(119,577)	(64,337)
Income tax provision	9	584	144	665
Net loss	$(27,426)	$(34,487)	$(119,721)	$(65,002)

Net loss per share, basic	$(0.47)	$(0.59)	$(2.04)	$(1.13)
Net loss per share, diluted	(0.46)	(0.59)	(2.04)	(1.13)

Weighted-average common shares outstanding, basic	58,937,714	57,974,688	58,691,136	57,667,543
Weighted-average common shares outstanding, diluted	59,697,606	57,974,688	58,691,136	57,667,543

	December 31,
Selected Balance Sheet Items	2025	2024
Cash, cash equivalents, and marketable securities	$201,691	$332,388
Total assets	$252,281	$393,050
Accounts payable and accrued expenses	$17,111	$18,167
Deferred revenue	$1,590	$30,397
Total stockholders’ equity	$196,081	$299,760

GAAP vs. Non-GAAP Financial Measures

Voyager’s financial statements are prepared in accordance with generally accepted accounting principles in the United States, or GAAP, and represent revenue and expenses as reported to the Securities and Exchange Commission. Voyager has provided in this release certain financial information that has not been prepared in accordance with GAAP, including net collaboration revenue and net research and development expenses, which exclude the impact of reimbursement by Neurocrine Biosciences (Neurocrine) and Novartis Pharma AG (Novartis) for expenses we incur in conducting preclinical development activities under our collaboration agreements. Management uses these non-GAAP measures to evaluate the Company’s operating performance in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business. Management believes that such non-GAAP measures are important in comparing current results with prior period results and are useful to investors and financial analysts in assessing the Company’s operating performance. Non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation. The non-GAAP measures give investors and financial analysts a better understanding of our net revenue and net research and development expenses without the pass-through impact of Neurocrine costs. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for, the financial information presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures set forth below.

Reconciliation of GAAP to Non-GAAP Measures
(in thousands)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
GAAP collaboration revenue	$15,336	$6,278	$40,374	$80,001
Revenue recognized for reimbursed research and development services (Note 1)	$1,877	$1,893	$8,106	$8,463
Net collaboration revenue	$13,459	$4,385	$32,268	$71,538

GAAP total research and development expenses	$35,952	$35,583	$134,674	$127,368
Expenses incurred for reimbursed research and development services (Note 1)	$1,877	$1,893	$8,106	$8,463
Net research and development expenses	$34,075	$33,690	$126,568	$118,905

Note 1: Under the Company's existing collaboration agreements with Neurocrine and Novartis, Neurocrine and Novartis have agreed to be responsible for all costs the Company incurs in conducting preclinical development activities for certain collaboration programs, in accordance with joint steering committee agreed upon workplans and budgets. Reimbursable research and development services performed during the period are captured within collaboration revenue and research and development expenses in the Company's consolidated statements of operations. During the three months ended December 31, 2025, the Company incurred $1.9 million of reimbursable research and development services recorded within collaboration revenue and research and development expenses. During the three months ended December 31, 2024, the Company incurred $1.9 million of reimbursable research and development services recorded within collaboration revenue and research and development expenses. During the twelve months ended December 31, 2025, the Company incurred $8.1 million of reimbursable research and development services recorded within collaboration revenue and research and development expenses. During the twelve months ended December 31, 2024, the Company incurred $8.5 million of reimbursable research and development services recorded within collaboration revenue and research and development expenses.